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                                                         Contact:
                                                         Bruce Gross
                                                         Chief Financial Officer
                                                         Lennar Corporation
                                                         (305) 229-6428


FOR IMMEDIATE RELEASE


                           LENNAR TO ACQUIRE U.S. HOME

              WILL CREATE LARGEST HOMEBUILDER IN THE UNITED STATES

                                   HIGHLIGHTS

     o   LARGEST HOMEBUILDER WITH COMBINED 1999 REVENUES OF $4.9 BILLION
     o   LARGEST HOMEBUILDER WITH COMBINED 1999 DOMESTIC DELIVERIES OF 21,658
         HOMES
     o   MOST PROFITABLE HOMEBUILDER WITH COMBINED 1999 EBITDA OF $551 MILLION
     o   COMBINED 1999 STOCKHOLDERS' EQUITY OF APPROXIMATELY $1 BILLION
     o   LARGEST ACQUISITION TRANSACTION IN THE HISTORY OF THE HOMEBUILDING
         INDUSTRY

         MIAMI, FEBRUARY 17, 2000 -- The Boards of Directors of Lennar Corporation (NYSE: LEN) and U.S. Home Corporation (NYSE: UH) have reached a definitive agreement for the purchase of U.S. Home by Lennar. Under the terms of the agreement, U.S. Home shareholders will receive $36 per share. The consideration will be paid 50% in cash and 50% in Lennar Corporation common shares, for a purchase price of approximately $476 million. The transaction is expected to close in May 2000 following regulatory and shareholder approvals and customary closing conditions.

         Stuart Miller will be President, Chief Executive Officer and Co-Chief Operating Officer. Robert J. Strudler will be Vice-Chairman of the Board of Directors of Lennar and Co-Chief Operating Officer. Isaac Heimbinder will be on the Board of Directors of Lennar Corporation and will be Executive Vice-President of E-commerce Initiatives, spearheading the company's e-commerce activities. Leonard Miller will continue as Chairman of the Board of Lennar Corporation. U.S. Home will nominate two additional directors to the Lennar Board.

                                     (more)


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         The combined company will benefit from a broader product offering.
Geographically, the company will operate in a total of 11 states. Six states have either the largest or fastest growing populations in the nation - Florida, California, Texas, Colorado, Arizona and Nevada. The company's product offering will be materially enhanced by the U.S. Home strategic position in the fast-growing retirement/active adult segment of the market. The company will continue to build homes for the first-time, first-time move-up, second-time move-up and retirement purchasers under both the Lennar and U.S. Home brand names.

         Based on combined 1999 results, Lennar and U.S. Home delivered over 21,600 homes and had almost $5 billion in revenues and $551 million of EBITDA. The combined organization will have approximately $1 billion in stockholders' equity. Lennar and U.S. Home are currently the 5th and 8th largest homebuilders in the country, respectively.

         Stuart Miller, President and CEO of Lennar commented, "The transaction creates the largest and most profitable homebuilding company in America. It is immediately accretive to earnings. The company's balance sheet remains among the best in the business, and the management and cultural fits are exceptional.

         "The enhanced size and scope of our business will allow us to solidify our leading position in our principal markets and home product offerings, as well as allow us to pursue new Internet and broadband opportunities for the homebuilding industry. Because of the way we have structured our balance sheet over the past year, this strategic acquisition will facilitate very strong cash flow and earnings per share growth, without jeopardizing any operating flexibility."

         Robert J. Strudler, Chairman and Co-Chief Executive Officer of U.S. Home, noted, "Our management team is very excited to join forces with Lennar, one of the nation's premier homebuilders with a proven track record of enhancing shareholder value. Over the past eight years, U.S. Home has become a valuable franchise with proven results and excellent prospects for continued growth.

         "We believe the value of the U.S. Home franchise to our shareholders is not being maximized as small-cap value stocks are not afforded even their intrinsic worth, much less a premium for proven results. After weighing all the factors, we believe that combining these two companies with the same core values, strong management teams, good balance sheets and track records of success will allow our shareholders to recognize value and give our employees a stronger platform from which to succeed. We believe the combination of Lennar and U.S. Home will create a bigger, stronger and faster-paced organization."



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         Isaac Heimbinder, Co-Chief Executive Officer and President of U.S.
Home, noted, "The combined strength and management talent of these two companies will not only enable a continued and more prominent leadership role in housing, but will create a strong impetus for taking advantage of opportunities created by joining with other entities focusing on homebuyers as well as prospects created by e-commerce."

         Mr. Miller added, "The resulting organization provides significant market and shareholder enhancement in the following areas:

    o Our resulting size provides valuable benefits both from the operational and financial markets perspectives.

    o The combined companies will have greater geographic diversity. While both entities have a significant presence in Florida, Texas and Arizona, U.S. Home brings a substantial presence in Denver, Minneapolis and the eastern seaboard states. Lennar's extensive land holdings in California accelerate U.S. Home's expansion into the largest homebuilding market in the country, as well as affording Lennar faster absorption of its land bank.

    o From the product enhancement standpoint, U.S. Home has long been recognized as an industry leader in the development of retirement/country club communities, clearly the nation's fastest growing market segment. Additionally, while both companies have excellent brand name recognition in the affordable and move-up homebuyer markets, we have quite different merchandising approaches which will greatly enhance our ability to expand in existing markets. U.S. Home has focused on the design studio approach, offering the buyer extensive upgrade and option features. Lennar has focused on the simplified operating platform of `Everything's Included'(Service Mark).

    o As the Internet continues to rapidly become a dominant factor within all industries, we believe size and strength will be necessary to attract opportunities in e-commerce. The combined U.S. Home and Lennar entity will provide a unique platform for the company to focus on internal opportunities as well as external investments. Having an executive of Mr. Heimbinder's experience and vision will allow us to focus on this area of emerging Internet opportunities within the homebuilding industry."

         Mr. Miller continued, "The acquisition of U.S. Home provides Lennar with access to one of the foremost management and leadership development training programs in the industry. No organization can grow without the development of its future leaders. The emphasis on the development of people at U.S. Home is a strong cultural fit with our core values."



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         U.S. Home, with a 45-year history of quality homebuilding, will continue as a national brand name within the Lennar family of builders including Lennar Homes, Greystone Homes, Village Builders, Renaissance Homes and Winncrest Homes. Mr. Miller concluded, "Both companies began operating in 1954. Combined, we have over 90 years of homebuilding experience. It is a great fit - two strong companies with complimentary values and little operating duplication."

         The transaction will be structured as a merger, in which the portion of the acquisition price paid with Lennar shares would not be taxable. The cash portion would be taxable at the time of the transaction.

         U.S. Home stockholders can elect to receive cash or stock, subject to proration, such that at least 50% and not more than 55% of the total consideration is cash. The stock consideration is subject to a cap and collar arrangement such that the aggregate cash and stock consideration expressed on a per share basis will not be less than $32.72 and not more than $41.

         In this transaction, Lennar is represented by Deutsche Banc Alex. Brown. U.S. Home is represented by Warburg Dillon Read.

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         Certain statements contained in this press release may be
"forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those which are anticipated. Such factors include, but are not limited to, changes in general economic conditions, the market for homes generally and in areas where the company has developments, the availability and cost of land suitable for residential development, materials prices, labor costs, interest rates, consumer confidence, competition, environmental factors and government regulations affecting the company's operations. See the company's Annual Report on Form 10-K for the year ended November 30, 1998 for a further discussion of these and other risks and uncertainties applicable to the company's business.

         IN CONNECTION WITH THEIR PROPOSED MERGER, LENNAR AND U.S. HOME WILL FILE A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION AND A JOINT PROXY STATEMENT/PROSPECTUS WILL BE INCLUDED IN THAT REGISTRATION STATEMENT. OTHER MATERIALS RELATING TO THE MERGER ALSO WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT /PROSPECTUS, REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.



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         MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE
AVAILABLE ELECTRONICALLY, WITHOUT CHARGE, AT AN INTERNET SITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION. THE ADDRESS OF THAT SITE IS HTTP://WWW.SEC.GOV. IN ADDITION, THE JOINT PROXY STATEMENT/PROSPECTUS FILED WITH THE SEC BY LENNAR AND U.S. HOME WILL BE MAILED TO THEIR STOCKHOLDERS AND MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST. DOCUMENTS FILED WITH THE SEC BY LENNAR MAY BE OBTAINED FOR FREE FROM LENNAR BY DIRECTING A REQUEST TO LENNAR CORPORATION, 700 NORTHWEST 107TH AVENUE, MIAMI, FLORIDA 33172, TELEPHONE (305) 559-4000. DOCUMENTS FILED WITH THE SEC BY U.S. HOME MAY BE OBTAINED FOR FREE FROM U.S. HOME BY DIRECTING A REQUEST TO U.S. HOME CORPORATION, 10707 CLAY ROAD, HOUSTON, TEXAS 77041, TELEPHONE (713) 877-2311.

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         Previous press releases may be obtained through fax on demand by calling 1-800-758-5804 and entering extension number 507038.

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